Alliance HealthCare Services	News Release
Page 1 of 13	August 4, 2016

Exhibit 99.1

NEWS RELEASE
CONTACT
Rhonda Longmore-Grund
Executive Vice President Chief Financial Officer
949.242.5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2016

NEWPORT BEACH, CA — August 4, 2016 — Alliance HealthCare Services, Inc. (NASDAQ: AIQ) (the “Company”, “Alliance”, “we” or “our”), a leading national provider of outsourced radiology, oncology and interventional services, announced today the results for the quarter and six months ended June 30, 2016.

Second Quarter and Year-to-Date 2016 Highlights

•

The Company reported revenue totaling $125.3 million for the second quarter, a $6.8 million or 5.7% increase over the second quarter of last year, and $249.0 million year-to-date, a $21.1 million or 9.3% increase over prior year.

•	On a sequential basis vs. first quarter of 2016, revenue increased $1.6 million or 1.3%, and Adjusted EBITDA increased $4.1 million or 13.4%.
•	Net income attributable to Alliance was $2.5 million for the quarter, a $4.4 million increase over second quarter of prior year, and $1.3 million year-to-date, a $1.5 million increase over prior year.
•	GAAP Net Income per Share was $0.23 for the quarter and Adjusted Net Income per Share (as defined below) was $0.37.
•	GAAP Net Income per Share was $0.12 for the first half of 2016 and Adjusted Net Income per Share was $0.42.
•

The Company generated $34.4 million of Adjusted EBITDA (as defined below) for the quarter, compared to $34.0 million in the second quarter of prior year, and $64.8 million of Adjusted EBITDA year-to-date, compared to $64.1 million in 2015.

•

The Company continued to generate strong cash flow, with $35.2 million of quarterly operating cash flow, compared to $26.9 million in the second quarter prior year, and $57.9 million of year-to-date operating cash flow, compared to $47.7 million last year.

•	Alliance Radiology reported strong same-store volume growth of +2.0% for MRI and +5.8% for PET/CT for the quarter.
•	Alliance Interventional revenue increased $3.2 million, or 39.0%, to $11.2 million for the quarter.
•	Based on our results thus far this year, we are reaffirming full-year 2016 guidance for revenue ranging from $505-$535 million and Adjusted EBITDA of $130-$150 million.

2016 Financial Results

“Our solid results from the second quarter reflect growth, both sequentially and year-over-year, across our core business segments in Radiology and Oncology and positive contributions from Interventional Services. Across each of our businesses, actions we have taken to augment our sales and business development teams, and enhance the value proposition we provide our customers are improving our competitive position and are key elements of our strong performance in retaining existing customers and securing new customers,” stated Tom Tomlinson, Chief Executive Officer and President of Alliance HealthCare Services. “We continued the positive momentum in our Radiology business with another consecutive quarter of net new sales growth driven by strong same-store growth for MRI and PET/CT and improved performance in customer retention and contract renewal.  We are proud of our continued progress in Radiology as this marks the ninth consecutive quarter of same-store volume growth for MRI and sixth consecutive quarter of growth for PET/CT. Alliance Oncology continues to seek and build strong partnerships with high profile customers, adding Saint Peter’s University Hospital on June 1, along with the expectations of one or two additional transactions in the coming months. We remain committed to our long-term strategic investment in Alliance Interventional, and we are excited about the growth opportunities to expand our footprint as well as its role in enhancing our value proposition through our integrated value-added business model.”

Alliance HealthCare Services	News Release
Page 2 of 13	August 4, 2016

Tomlinson continued, “The second quarter results also highlight the success we are driving from initiatives focused on balance sheet management. Alliance generated very strong cash flows, allowing us to reduce leverage, strengthen our balance sheet, and make necessary investments to support customer retention and growth. Our strong relationship with Thai Hot, our new majority shareholder, and the other independent Board Members is a solid foundation as we work closely with them to evaluate opportunities to enhance our long-term growth strategy both domestically and in China. Our results and strategic developments for the quarter are a testament to the health of our business, and we look forward to continuing to see revenue and EBITDA growth through the second half of 2016. As a result, we are reaffirming full-year 2016 guidance of revenue ranging from $505-$535 million and Adjusted EBITDA of $130-$150 million.”

Revenue for the second quarter of 2016 increased to $125.3 million, compared to $118.5 million in the second quarter of 2015. This increase was primarily due to an increase in Interventional Services revenue of $3.2 million, in MRI revenue of $3.6 million and in Oncology revenue of $0.5 million, partially offset by a decrease in PET/CT revenue of $0.5 million, when compared to the second quarter of 2015.

Revenue for the first half of 2016 increased to $249.0 million, compared to $227.9 million in 2015. This increase was primarily due to an increase in Interventional Services revenue of $11.0 million, in MRI revenue of $8.2 million and in Oncology revenue of $2.4 million, partially offset by a decrease of $0.3 million in PET/CT revenue. Other revenues remained consistent with the first half of 2015.

Alliance’s net income, computed in accordance with GAAP, totaled $2.5 million in the second quarter of 2016 compared to a net loss of $2.0 million in the second quarter of 2015. Net income, computed in accordance with GAAP, totaled $1.3 million for the first half of 2016, compared to a net loss of $0.2 million in 2015.

Alliance’s Adjusted EBITDA for the second quarter of 2016 increased 1.3% to $34.4 million from $34.0 million in the second quarter of 2015 and increased 1.1% for the first half of 2016 to $64.8 million from $64.1 million in 2015. The increases were primarily driven by our expansion into the Interventional Services line of business and increased total volume of MRI scans, partially offset by planned MRI and PET/CT price reductions.

Net income per share on a diluted basis, computed in accordance with GAAP, was $0.23 per share in the second quarter of 2016 compared to net loss of $(0.18) per share for same quarter of 2015. Net income (loss) per share on a diluted basis was impacted by $0.14 in the second quarter of 2016 and $0.52 in the second quarter of 2015 due to restructuring charges, severance and related costs, transaction and shareholder transaction costs, legal matter expenses and differences in the GAAP income tax rate from our historical income tax rate of 42.5%. Excluding these charges, adjusted net income per diluted share – non-GAAP was $0.37 for the second quarter 2016 and $0.34 for the same quarter of 2015.

Net income per share on a diluted basis, computed in accordance with GAAP, was $0.12 per share for the first half of 2016 compared to net loss of $(0.02) per share in 2015. Net income (loss) per share on a diluted basis was impacted by $0.30 in the first half of 2016 and $0.66 in 2015 due to restructuring charges, severance and related costs, transaction and shareholder transaction costs, legal matter expenses and differences in the GAAP income tax rate from our historical income tax rate of 42.5%. Excluding these charges, adjusted net income per diluted share – non-GAAP was $0.42 for the first half of 2016 and $0.64 for the same period in 2015.

Cash flows provided by operating activities totaled $35.2 million in the second quarter of 2016, compared to $26.9 million in the second quarter of 2015. In the second quarter of 2016, total capital expenditures, including cash and financed capital expenditures, capital leases and deposits on equipment, were $27.2 million compared to $26.9 million in the second quarter of 2015.

Cash flows provided by operating activities totaled $57.9 million in the first half of 2016, compared to $47.7 million in 2015. During the six months ended June 30, 2016, total capital expenditures, including cash and financed capital expenditures, capital leases and deposits on equipment, were $49.3 million compared to $37.6 million in 2015.

Alliance’s gross debt, defined as total long-term debt (including current maturities but excluding the impact of deferred financing costs), decreased $5.6 million to $572.1 million at June 30, 2016 from $577.7 million at December 31, 2015. Alliance’s net debt, defined as total long-term debt (including current maturities but excluding the impact of deferred financing costs) less cash and cash equivalents, increased $8.2 million to $547.8 million at June 30, 2016 from $539.6 million at December 31, 2015. Cash and cash equivalents were $24.3 million at June 30, 2016 and $38.1 million at December 31, 2015.

Alliance’s total debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 4.15x for the twelve month period ended June 30, 2016, compared to 4.10x for the year ended December 31, 2015. Alliance’s net debt, as defined above,

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divided by the last twelve months Consolidated Adjusted EBITDA was 3.97x for the twelve month period ended June 30, 2016, compared to 3.83x for the year ended December 31, 2015.

Full Year 2016 Guidance

Alliance’s full year 2016 guidance ranges are as follows:

Ranges
(dollars in millions)
Revenue	$505 - $535
Adjusted EBITDA	$130 - $150
Capital expenditures	$75 - $90
Maintenance	$45 - $55
Growth	$30 - $35

Decrease/(Increase) in long-term debt, net of the change in

   cash and cash equivalents (before investments in

   acquisitions), before growth capital expenditures

   or "free cash flow before growth capital expenditures"

$20 - $40

Decrease/(Increase) in long-term debt, net of the change

   in cash and cash equivalents (before investments in

   acquisitions), after growth capital expenditures

   or "free cash flow after growth capital expenditures"

($15) - ($25)

Second Quarter 2016 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing second quarter 2016 results. The conference call is scheduled for Thursday, August 4, 2016 at 5 p.m. Eastern Time. Additionally, a live webcast of the call will be available on the Company’s website at www.alliancehealthcareservices-us.com. Click on “About Us,” then, “Investor Relations.” You will find the Audio Presentation in the “News & Events” section. A replay of the webcast will be available on the Company’s website until September 4, 2016.

The conference call can be accessed at 877.638.4550 (International callers can dial 973.582.2737). Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until September 4, 2016. The telephone replay can be accessed by calling 800.585.8367. The conference call identification number is 54025886.

Definition of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Income Per Share are not measures of financial performance under generally accepted accounting principles in the United States (“GAAP”).

For a more detailed discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, see the section entitled “Non-GAAP Measures” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services to hospitals and providers. We also operate freestanding outpatient radiology, oncology and interventional services clinics, and Ambulatory Surgical Centers (“ASC”) that are not owned by hospitals or providers. Diagnostic radiology services are delivered through the Radiology Division (Alliance HealthCare Radiology), radiation oncology services are delivered through the Oncology Division (Alliance Oncology), and interventional and pain management services are delivered through the Interventional Services Division (Alliance Interventional). Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of June 30, 2016, Alliance operated 621 diagnostic radiology and radiation therapy systems, including 112 fixed-site radiology centers across the country, and 34 radiation therapy centers and SRS facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 45 states, where approximately 2,400 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

Alliance HealthCare Services	News Release
Page 4 of 13	August 4, 2016

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s long-term growth strategy and efforts to diversify its business model, the Company’s plans to expand its new Interventional Services Division, both organically and through one or more acquisitions, the Company’s expectations regarding growth across the Company’s divisions, the expansion of its service footprint and revenue growth, maximizing shareholder value, and the Company’s Full Year 2016 Guidance, including its forecasts of revenue, Adjusted EBITDA, capital expenditures, and increase in long-term debt. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; our ability to comply with reporting obligations and other covenants under our debt instruments, the failure of which could cause the debt to become due; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition and overcapacity in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for radiology, oncology, interventional and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit and equity markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, costs, delays and impediments to completing the acquisitions, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Alliance HealthCare Services	News Release
Page 5 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	Quarter Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2016	2015	2016	2015
Revenues	$125,317	$118,504	$249,041	$227,933
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	69,939	67,485	140,853	129,371
Selling, general and administrative expenses	23,175	20,800	48,440	41,755
Transaction costs	431	1,113	848	1,532
Shareholder transaction costs	1,498	—	2,507	—
Severance and related costs	708	195	2,424	454
Impairment charges	—	6,670	—	6,746
Depreciation expense	13,730	12,072	26,778	23,705
Amortization expense	2,494	2,495	4,937	4,530
Interest expense and other, net	8,872	6,904	16,367	12,922
Other (income) and expense, net	(3,546)	486	(4,334)	127
Total costs and expenses	117,301	118,220	238,820	221,142
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest	8,016	284	10,221	6,791
Income tax expense (benefit)	2,221	(1,366)	1,275	206
Earnings from unconsolidated investees	(393)	(1,292)	(645)	(2,455)
Net income	6,188	2,942	9,591	9,040
Less: Net income attributable to noncontrolling interest	(3,729)	(4,903)	(8,322)	(9,250)
Net income (loss) attributable to Alliance Health Care Services, Inc.	$2,459	$(1,961)	$1,269	$(210)
Comprehensive income (loss), net of taxes
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$2,459	$(1,961)	$1,269	$(210)
Unrealized gain (loss) on hedging transactions, net of taxes	84	(13)	46	(141)
Comprehensive income (loss), net of taxes:	$2,543	$(1,974)	$1,315	$(351)
Income (loss) per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.23	$(0.18)	$0.12	$(0.02)
Diluted	$0.23	$(0.18)	$0.12	$(0.02)
Weighted average number of shares of common stock and common stock equivalents:
Basic	10,882	10,715	10,771	10,714
Diluted	10,893	10,836	10,796	10,839

Alliance HealthCare Services	News Release
Page 6 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	(unaudited)	(audited)
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$24,319	$38,070
Accounts receivable, net of allowance for doubtful accounts	73,514	73,208
Prepaid expenses	13,191	13,463
Other receivables	2,532	3,206
Total current assets	113,556	127,947
Plant, property and equipment, net	204,447	177,188
Goodwill	106,129	102,782
Other intangible assets, net	164,587	162,923
Other assets	25,858	32,820
Total assets	$614,577	$603,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,973	$20,796
Accrued compensation and related expenses	22,753	19,933
Accrued interest payable	3,253	3,323
Current portion of long-term debt	19,174	17,732
Current portion of obligations under capital leases	2,606	2,674
Other accrued liabilities	34,783	36,453
Total current liabilities	107,542	100,911
Long-term debt, net of current portion and deferred financing costs	509,800	540,353
Obligations under capital leases, net of current portion	11,524	10,332
Deferred income taxes	23,960	23,020
Other liabilities	7,149	6,664
Total liabilities	659,975	681,280

Stockholders’ deficit:
Common stock	109	108
Treasury stock	(3,138)	(3,138)
Additional paid-in capital	60,635	29,297
Accumulated comprehensive loss	(465)	(511)
Accumulated deficit	(197,124)	(198,393)
Total stockholders’ deficit attributable to Alliance HealthCare Services, Inc.	(139,983)	(172,637)
Noncontrolling interest	94,585	95,017
Total stockholders’ deficit	(45,398)	(77,620)
Total liabilities and stockholders’ deficit	$614,577	$603,660

Alliance HealthCare Services	News Release
Page 7 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities:
Net income	$9,591	$9,040
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,356	1,054
Share-based payment	1,780	819
Depreciation and amortization	31,715	28,235
Amortization of deferred financing costs	3,312	2,098
Accretion of discount on long-term debt	254	232
Adjustment of derivatives to fair value	(45)	98
Distributions more than undistributed earnings from investees	107	189
Deferred income taxes	940	(697)
Gain on sale of assets	(169)	(406)
Changes in fair value of contingent consideration related to acquisitions	(3,640)	—
Impairment charges	—	6,746
Excess tax benefit from share-based payment arrangements	436	5
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(1,389)	(577)
Prepaid expenses	(119)	(1,499)
Other receivables	674	(242)
Other assets	4,240	534
Accounts payable	2,578	627
Accrued compensation and related expenses	2,820	340
Accrued interest payable	(70)	(31)
Income taxes payable	(36)	131
Other accrued liabilities	3,614	964
Net cash provided by operating activities	57,949	47,660

Investing activities:
Equipment purchases	(33,975)	(26,382)
Increase in deposits on equipment	(13,847)	(9,935)
Acquisitions, net of cash received	(6,659)	(24,061)
Proceeds from sale of assets	370	520
Net cash used in investing activities	(54,111)	(59,858)

Alliance HealthCare Services	News Release
Page 8 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Financing activities:
Principal payments on equipment debt and capital lease obligations	(8,035)	(4,639)
Proceeds from equipment debt	4,809	15,691
Principal payments on term loan facility	(2,600)	(7,351)
Proceeds from term loan facility	—	29,850
Principal payments on revolving loan facility	(24,000)	(28,000)
Proceeds from revolving loan facility	21,000	26,000
Payments of debt issuance costs and deferred financing costs	(25,059)	(654)
Noncontrolling interest in subsidiaries	(11,703)	(8,353)
Excess tax benefit from share-based payment arrangements	(436)	(5)
Issuance of common stock	1	—
Proceeds from exercise of stock options	614	25
Settlement of contingent consideration related to acquisitions	(810)	—
Proceeds from shareholder transaction	28,630	—
Net cash (used in) provided by financing activities	(17,589)	22,564
Net (decrease) increase in cash and cash equivalents	(13,751)	10,366
Cash and cash equivalents, beginning of period	38,070	33,033
Cash and cash equivalents, end of period	$24,319	$43,399
Supplemental disclosure of cash flow information:
Interest paid	$12,957	$11,110
Income taxes refunded, net of payments	(92)	(146)

Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations related to the purchase of equipment	$1,499	$1,294
Equipment purchases in accounts payable and accrued equipment	352	2,477
Noncontrolling interest assumed in connection with acquisitions	2,948	20,598
Fair value of contingent consideration related to acquisitions	420	—
Extinguishment of note receivable	—	3,071

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ALLIANCE HEALTHCARE SERVICES, INC.

NON-GAAP MEASURES

(in thousands)

Adjusted EBITDA and Adjusted Net Income Per Share (the “Non-GAAP Measures”) are not measures of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Adjusted EBITDA, as defined by the Company’s management, is consistent with the definition in the Company’s Credit agreement and represents net income (loss) before: interest expense, net of income tax (benefit) expense, interest income, depreciation expense, amortization expense, non-cash share-based payment, severance and related costs, net income attributable to noncontrolling interest, restructuring charges, fees and expenses related to acquisitions, costs related to debt financing, non-cash impairment charges, legal matter expenses, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile Net Income (Loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.

Adjusted Net Income Per Share, as defined by the Company’s management, represents net income (loss) before: restructuring charges, severance and related charges, fees and expenses related to acquisitions, impairment charges, legal matter expenses, and differences in the GAAP income tax rate compared to our historical income tax rate. The components used to reconcile net income (loss) per share to Adjusted Net Income Per Share are consistent with our historical presentation of Adjusted Net Income Per Share.

Management uses the Non-GAAP Measures, and believes they are useful measures for investors, for a variety of reasons.  Management regularly communicates the results of its Non-GAAP Measures and management’s interpretation of such results to its board of directors. Management also compares the Company’s results of its Non-GAAP Measures against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that these measures are indicative of how our radiology, oncology and interventional services businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its radiology, oncology and interventional services businesses.

In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Non-GAAP Measures have certain limitations as analytical financial measures, which management compensates for by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in the Non-GAAP Measures. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations and because the Non-GAAP Measures may not be directly comparable to similarly titled measures reported by other companies, however, the Non-GAAP Measures should not be considered as an alternative to the most directly comparable GAAP measure, or as an alternative to any other GAAP measure of operating performance.

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The calculation of Adjusted EBITDA is shown below:

	Quarter Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015	2016
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$2,459	$(1,961)	$1,269	$(210)	$8,221
Income tax expense (benefit)	2,221	(1,366)	1,275	206	7,605
Interest expense and other, net	8,872	6,904	16,367	12,922	29,686
Amortization expense	2,494	2,495	4,937	4,530	9,507
Depreciation expense	13,730	12,072	26,778	23,705	51,668
Share-based payment (included in selling, general and administrative expenses)	379	430	2,243	819	3,125
Severance and related costs	708	195	2,424	454	3,290
Net income attributable to noncontrolling interest	3,729	4,903	8,322	9,250	19,445
Restructuring charges	1,120	236	1,351	491	2,187
Transaction costs	431	1,113	848	1,532	2,612
Shareholder transaction costs	1,498	—	2,507	—	4,360
Impairment charges	—	6,670	—	6,746	71
Legal matter expenses (included in selling, general and administrative expenses)	39	1,543	194	2,903	4,206
Non-cash gain on step acquisition (included in other (income) and expense, net)	—	—	—	—	(10,672)
Other non-cash charges (included in other (income) and expenses, net)	(3,238)	781	(3,701)	783	(3,367)
Adjusted EBITDA	$34,442	$34,015	$64,814	$64,131	$131,944

The leverage ratio calculations as of June 30, 2016, are shown below:

	Consolidated
Total debt	$572,122
Less: Cash and cash equivalents	(24,319)
Net debt	547,803
Last 12 months Adjusted EBITDA	131,944
Pro-forma acquisitions in the last 12 month period (1)	5,925
Last 12 months Consolidated Adjusted EBITDA	137,869
Total leverage ratio	4.15	x
Net leverage ratio	3.97	x

(1)	Gives pro-forma effect to acquisitions occurring during the last twelve months pursuant to the terms of the Credit Agreement.

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The reconciliation of income (loss) per diluted share – GAAP to adjusted net income per diluted share – non-GAAP is shown below:

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income (loss) per diluted share- GAAP	$0.23	$(0.18)	$0.12	$(0.02)
Reconciling charges (benefits) to arrive at Adjusted net income per diluted share-non-GAAP:
Severance and related charges, net of taxes	0.04	0.01	0.13	0.02
Restructuring charges, net of taxes	0.06	0.01	0.07	0.03
Transaction costs, net of taxes	0.02	0.06	0.05	0.08
Shareholder transaction costs, net of taxes	0.08	—	0.13	—
Deferred financing costs in connection with shareholder transaction, net of taxes	0.10	—	0.10	—
Impairment charges, net of taxes	—	0.36	—	0.36
Legal matter expenses, net of taxes	—	0.08	0.01	0.15
Other non-cash gains, net of taxes	(0.17)	—	(0.21)	—
GAAP income tax rate compared to our historical income tax rate	0.01	—	0.02	0.02
Total reconciling charges (benefits)	0.14	0.52	0.30	0.66
Adjusted net income per diluted share- non-GAAP	$0.37	$0.34	$0.42	$0.64

The reconciliation from net income to Adjusted EBITDA for the 2016 guidance range is shown below (in millions):

	2016 Full Year
	Guidance Range
Net income	$7	$12
Income tax expense	5	9
Interest expense and other, net; depreciation expense; amortization expense; share-based payment and other expenses; noncontrolling interest in subsidiaries	118	129
Adjusted EBITDA	$130	$150

Alliance HealthCare Services	News Release
Page 12 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Quarter Ended June 30,
	2016	2015
MRI
Average number of total systems	274.5	251.1
Average number of scan-based systems	216.5	200.6
Scans per system per day (scan-based systems)	9.36	8.99
Total number of scan-based MRI scans	136,251	123,461
Price per scan	$307.39	$316.84
Scan-based MRI revenue (in millions)	$41.9	$39.1
Non-scan based MRI revenue (in millions)	6.9	6.1
Total MRI revenue (in millions)	$48.8	$45.2
PET/CT
Average number of total systems	120.5	115.1
Average number of scan-based systems	110.7	108.3
Scans per system per day	5.51	5.38
Total number of PET/CT scans	34,863	35,569
Price per scan	$885.34	$890.59
Total PET and PET/CT revenue (in millions)	$32.1	$32.6
Oncology
Linear accelerator treatments	22,421	23,069
Stereotactic radiosurgery patients	900	849
Total oncology revenue (in millions)	$25.8	$25.3
Interventional
Visits	57,825	38,070
Total interventional revenue (in millions)	$11.4	$8.2
Revenue breakdown (in millions)
Total MRI revenue	$48.8	$45.2
PET/CT revenue	32.1	32.6
Oncology revenue	25.8	25.3
Interventional revenue	11.4	8.2
Other revenue	7.2	7.2
Total revenues	$125.3	$118.5

Total fixed-site revenue (in millions)	$27.5	$28.1

Alliance HealthCare Services	News Release
Page 13 of 13	August 4, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

RADIOLOGY AND ONCOLOGY DIVISION SAME-STORE VOLUME

The Company utilizes same-store volume growth as a historical statistical measure of the MRI and PET/CT imaging procedure, linear accelerator (“Linac”) treatment and stereotactic radiosurgery (“SRS”) case growth at its customers in a specified period on a year-over-year basis. Same-store volume growth is calculated by comparing the cumulative scan, treatment or case volume at all locations in the current year quarter to the same quarter in the prior year. The group of customers whose volume is included in the scan, treatment case volume totals includes only those that received service from Alliance for the full quarter in each of the comparison periods.  A positive percentage represents growth over the prior year quarter and a negative percentage represents a decline over the prior year period. Alliance measures each of its major radiology and oncology modalities, MRI, PET/CT, Linac and SRS, separately.

The Radiology Division same-store volume growth for the last four calendar quarters ended June 30, 2016, is as follows:

	Same-Store Volume
	MRI	PET/CT
2016
Second Quarter	2.0%	5.8%
First Quarter	6.6%	9.3%

2015
Fourth Quarter	3.6%	8.6%
Third Quarter	4.7%	5.7%

The Oncology Division same-store volume growth/(decline) for the last four calendar quarters ended June 30, 2016, is as follows:

	Same-Store Volume
	Linac	SRS
2016
Second Quarter	(1.1%)	(0.2%)
First Quarter	5.6%	9.0%

2015
Fourth Quarter	(6.4%)	3.9%
Third Quarter	(5.5%)	10.8%